UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2010 (September 20, 2010)

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 20, 2010, LifePoint Hospitals, Inc. (NASDAQ: LPNT) (the “Company”) and the subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., as representative of the several initial purchasers (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell $400,000,000 in aggregate principal amount of the Company’s 6.625% Senior Notes due 2020 (the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) within the United States or to U.S. persons to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Guarantors also agreed to enter into a registration rights agreement for the benefit of holders of the Notes.
The description set forth above in this Item 1.01 is qualified in its entirety by the Purchase Agreement, which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement dated as of September 20, 2010 among LifePoint Hospitals, Inc., the Guarantors party thereto, Barclays Capital Inc., as representative of the Initial Purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
Date: September 24, 2010	By:	/s/ Paul D. Gilbert
Paul D. Gilbert
Executive Vice President and Chief Legal and Development Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement dated as of September 20, 2010 among LifePoint Hospitals, Inc., the Guarantors party thereto, Barclays Capital Inc., as representative of the Initial Purchasers named therein.